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                                                                     EXHIBIT 4.2



           CERTIFICATE OF OWNERSHIP AND MERGER MERGING LUMINENT, INC.
                                      INTO
                              MRV MERGER SUB CORP.
         (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE)


MRV MERGER SUB CORP., a corporation organized and existing under the laws of the state of Delaware, Does hereby certify:

FIRST: That this corporation was incorporated on the 25th day of July, 2001, pursuant to the General Corporation Law of the state of Delaware.

SECOND: That this corporation owns at least ninety per centum of the outstanding shares of each class of the stock of Luminent, Inc., a corporation organized and existing under the laws of the state of Delaware.

THIRD: That this corporation, by a resolution of its board of directors duly adopted by unanimous written consent on the _____ day of _________, 2001 determined to and did merge into itself said Luminent, Inc. which resolutions are set forth on Exhibit A, attached hereto and incorporated herein.

FOURTH: That this corporation survives the merger and may be served with process in the state of Delaware in any proceeding for enforcement of any obligation of Luminent, Inc. as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of section 262 of the Delaware General Corporation Law, and it does hereby irrevocably appoint the secretary of state of Delaware as its agent to accept service of process in any such suit or other proceeding.

The address to which a copy of such process shall be mailed by the secretary of state of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1646 until the surviving corporation shall have hereafter designated in writing to the said secretary of state a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the secretary of state of Delaware duplicate copies of such process, one of which copies the secretary of state of Delaware shall forthwith send by registered mail to MRV Merger Sub Corp at the above address.

IN WITNESS WHEREOF, said MRV Merger Sub Corp has caused its corporate seal to be affixed and this certificate to be signed by Noam Lotan, its president, and Shlomo Margalit, its secretary, this _____ day of ___________, A.D. 2001.




(Corporate Seal)
                                            ------------------------------------
                                                   Noam Lotan, President


                                            ------------------------------------
                                                  Shlomo Margalit, Secretary



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State of California, County of Los Angeles


Be it remembered that on this ______ day of ________, A.D. 2001, personally came before me, ____________, a notary public in and for the state aforesaid, Noam Lotan, president, and Shlomo Margalit, secretary, of MRV Merger Sub Corp. a corporation of the state of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Noam Lotan, as such president, and Shlomo Margalit, as such secretary, duly executed said certificate before me and each acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said president and of the secretary of said corporation to said foregoing certificate are in the handwriting of the said president and secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.


IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




(Notarial Seal)
                                            ------------------------------------
                                                       Notary Public



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                                                                       EXHIBIT A



                              RESOLUTIONS OF MERGER

        WHEREAS, the Company holds in excess of 90 percent of the outstanding shares of each class of stock of Luminent, Inc., a Delaware corporation ("Luminent"), and therefore may effect the merger of Luminent with and into the Company as a short-form merger under Section 253 of the Delaware General Corporation Law ("DGCL");

        WHEREAS, MRV Communications, Inc., a Delaware corporation ("MRV"), the parent of the Company has resolved and agreed in consideration for the merger to issue up to 5,160,000 shares of the common stock of MRV to the holders of the common stock of Luminent other than the Company in the ratio of 0.43 share of MRV common stock for each share of Luminent common stock held at the time of the merger;

        WHEREAS, the Securities and Exchange Commission has advised that acceleration of the effective date of Post-Effective Amendment No. 1 [and Post-Effective Amendment No. 2] to MRV's existing Registration Statement on Form S-4 (SEC file no. 333-44536) (together with such post-effective amendments the "Registration Statement") relating to the shares of MRV common stock to be issued in the merger may be requested; MRV has, in accordance with the requirements of The Nasdaq Stock Market, submitted to The Nasdaq Stock Market a Notification Form Listing of Additional Shares regarding the shares of MRV common stock to be issued in the merger and the requirements of section 253 of the DGCL are satisfied;

        NOW, THEREFORE, BE IT AND IT HEREBY IS

        RESOLVED, that Luminent be merged with and into the Company at 12:01 a.m. Delaware time on ____________, 2001; provided, however, that the Registration Statement relating to the shares of MRV common stock to be issued in the merger has become effective under the Securities Act of 1933 and the legal opinion required to be filed as an exhibit to such registration statement shall have been received and filed;

        RESOLVED FURTHER, that each share of Luminent common stock held by its stockholders at the time of the merger (other than shares held by the Company and the shares in respect of which appraisal rights are perfected) shall be converted into and exchanged for 0.43 shares of MRV common stock;

        RESOLVED FURTHER, that the Company shall pay cash in lieu of fractional shares otherwise issuable in the merger based on the closing price of MRV common stock on the Nasdaq National Market on ____________, 2001;

        RESOLVED FURTHER, that all liabilities and obligations of Luminent be assumed by the Company upon the consummation of the merger;



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        RESOLVED FURTHER, that other than the appraisal rights granted by section 262 of the DGCL to the stockholders of Luminent other than the Company, no additional rights shall be granted by the Company, or Luminent or MRV to the stockholders of Luminent in the merger;

        RESOLVED FURTHER, that the shares of Luminent common stock held by the Company shall be cancelled upon consummation of the merger;

        RESOLVED FURTHER that the president or a vice-president, and the secretary or treasurer of the Company be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership and merger setting forth a copy of the resolution to merge Luminent and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the secretary of state of Delaware, and a certified copy thereof in the office of the recorder of deeds of New Castle county;

        RESOLVED FURTHER, that within 10 days after the filing and recording of the aforementioned certificate of ownership and merger, the officers of this corporation be and they hereby are directed to notify each stockholder of record of Luminent, other than this corporation, that the certificate of ownership and merger has been filed and recorded and of the terms and conditions of the merger;

        RESOLVED FURTHER that this corporation relinquish its corporate name and assume in place thereof, the name of said merged corporation, namely Luminent, Inc.

        RESOLVED FURTHER that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the state of Delaware which may be in anyway necessary or proper to effect said merger; and

        RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed to execute any document, make any filing and take any other action which they, or any of them, deem necessary or appropriate to effectuate the purpose of the foregoing resolutions, and the execution by such officers of any such documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the documents so executed and the action so taken.



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